

Delivering on the Promise

Thomas Cooper

Chief Executive Officer

NEWVISUALCORPORATION

Ladies and Gentlemen, Shareholders, Guests, and Friends,

Thank you for attending the meeting today. I'm delighted to see as many of you as there are, and actually I'm a bit surprised. My last two annual meetings of shareholders, one just two weeks ago at Bsafeonline.com, an Internet service provider – I'm on their Board of Directors – and the last Virata one in 2001, had a total shareholder attendance between them of maybe, twenty. So, this sort of turnout is both surprising and encouraging.

I'm here today to give you a short glimpse at the future of the company. Short, because the real good stuff is contained in the presentations by Brad Ketch and Dr. David Greaves – they're up next - and Glimpse, since there's a lot to say about our company and we just don't have the time.

New Visual is an exciting company, operating in two of the most troubled business categories today - semiconductors and telecommunications. As you know, both markets are out of favor with Wall Street investors at the moment. Normally, I'd give a lot of credence to the guys with the money who make the financial markets work. But in this case, I think we're an exception in these gloomy sectors.

NEWVISUALCORPORATION

Before I talk about the specifics of why we are an exception, I'd like to say a few things about the Company's past.

As all of you know, I'm new to the company, but I'm keenly aware of past history. Like many small technology companies, New Visual has experienced product development delays, has had to make changes in its ongoing corporate, financial and technology planning, and has had to react to the incredible changes in the telecom, semiconductor and general financial markets that have occurred over the last 18 months. We also may not have been as effective in communicating these developments to our shareholders as we would have liked. Clearly those are things I can't change. The future, however, can and will be different. I am committed to delivering on behalf of those who have stood by the Company over the years, and fulfilling the promise of our technology.

I realize, especially lately, that being an investor in a public company can be a frustrating experience. Just take a look around the NYSE or NASDAQ and you'll see a host of companies that have been buffeted by the whims of this market, as well as by unprecedented world events. Having said that, I'd like you to see a chart I had produced, which shows that on a percentage basis – vis-a-vis our peers, competitors and some pretty big guys in the industry - our stock has done pretty well. That's encouraging.

NEWVISUALCORPORATION

Peer Group Stock Charts


120%
100%
80%
60%
40%
20%
0%
2000
2001
2002
NVEI
BRCM
PMCS
GSPN
CNXT
IFX
TXN
AMCC
STM
JDSU

Of course that's not much consolation for any stock value losses in NVEI or any other stock you own, but I do think it says a lot about the quality of the past administration of this firm. If Ray Willenberg and Rich Wilson and John Howell and Ivan Berkowitz and some others hadn't worked so diligently to keep this company moving forward – by keeping it funded, by changing personnel, by managing the partnerships and outside development efforts - then none of us, myself included, would be here today looking forward to a bright tomorrow. We owe them thanks for a job well done.

Once again let me remind you that we are in the business of developing semiconductor products, commonly called chips, which address an important new and emerging communications opportunity - the market for high bandwidth, broadband services, over relatively long distances, using existing copper wires.

NEWVISUALCORPORATION

Let me say that another way - We are building chips that make it possible to carry many different – hard to carry signals, like cable TV, high speed data and multiple lines of voice – all at the same time, over long distances, on the wires that are already installed in homes and offices around the world.

Our most significant advantage in entering this market is the fact that we are building products for markets, carriers, (like Verizon or SBC) and suppliers (like Lucent, Alcatel or NEC) who already exist. That means that our chips, will be installed on circuit cards that are placed inside of existing services delivery platforms, such as digital loop carriers or DSLAMs (these are two types of devices that aggregate local wires for transmission to the central phone office). I'm confident that the culmination of our current development efforts will be a family of products which will have few competitors, yield excellent gross margins and have high volume potential.

AS further evidence of the success of our development program, we will begin actual field simulations of our technology this month with our first telephone company partner. That's about a month earlier than we had originally planned - so it's fair to say that we're a bit ahead of the schedule I first saw in March when I joined the New Visual Board.

NEWVISUALCORPORATION

This technology is using perhaps the most sophisticated field simulation model ever built – that's something that Dr. Greaves will tell you about in a bit. As you may not know, all semiconductors pass through a simulation stage just before the engineers commit to final chip designs. This process insures that we'll catch any minor design problems or mistakes before we turn the design into a silicon chip. That's the pragmatic and economical way to be sure that what you are going to manufacture will work the way you expect it to.

Once we complete this cycle of tests, then we'll build the results into our first hardware products, represented by the prototype board that Brad will show you next, followed by our first actual chips that we'll offer for sale. I expect to be telling you more about that in the coming months as we execute on those plans. For now, let me say it again – the technology is working, the testing has begun, we are on or ahead of our own development schedule.

For those of you who read my letter to the shareholders a month or so ago let me summarize the steps we'll be taking in the coming months :

1. Complete the underlying science and communications technology and see that it works via simulation

2. Put this knowledge in the form of a prototype semiconductor

3. Gain positive evaluations of our prototype board and subsequent chip from carriers and equipment providers such as those mentioned earlier

4. Begin volume production and deliveries

5. Recognize meaningful revenues from these sales

That's what we are going to do.

I also have a couple of other topics I'd like to cover, since some of you have written me notes, or sent me emails (which I rarely answer by the way), or talked about this in the Chat rooms (which I don't read), or tried to flag me down in some other way. So in no particular order here they are:

NEWVISUALCORPORATION

Blevins and Shepperd. We settled with them very economically, since what they brought to us wasn't just a technology concept, but rather a company direction as well. We settled with them for a price and some stock since they argued, correctly, that the acquisition of their company led us to discover our current market opportunity. We have thus thanked them for that particular contribution, though we have discovered and are utilizing a different fundamental technology than the one originally promoted by them.

I must add that it's pretty common in the chip business to buy a company with all sorts of assets only to discard or inventory some of them. We gave back assets we didn't need, they valued them and we didn't. The breakthrough approach now being employed will be discussed in more detail by Dr. Greaves.

Products. As I said earlier, the entire focus of our current and future development efforts will be in semiconductors and associated software - our product plan and categories of product to be delivered will be discussed by Brad next. We are not planning to build any system products other than through collaboration with our customers on reference designs. We are a fabless semiconductor company, period.

NEWVISUALCORPORATION

Funding. I can't say a lot about this here, since these efforts will be continuous, on-going, and confidential. Ask any CEO in a technology company today, and I bet you he or she will tell you that keeping their company properly funded is among the top three things to do every single day. As it will be with me.

I will say, though, that we have some important milestones coming up yet this year, as we anticipate our first movie revenues. Our plan has been, and continues to be, to utilize outside investments coupled with movie revenue to finance our semiconductor development. We have already invested several million dollars in our current chip design, we will spend several more before we are done. Building semi-conductors is an expensive business, but the rewards can be very substantial.

Public Information and Communications. What I have to say here is very simple - we are a public company and have a responsibility to tell all interested parties the same message at the same time. Thus, our only means of communicating material developments to you will be by a vastly enhanced web site, through public PR releases, SEC filings or any other means of delivering the news to all our stakeholders at once.

Any news you get from proprietary sources – like Internet message boards or Chat Rooms – ought to be considered unreliable and probably untrue - New Visual Management will only use public means of distributing information, that's one of the reasons we hired Matthew Quint to help us organize and plan our PR activities. Matthew, where are you? Please stand up and be recognized.

Company Metrics. As we develop into a more mature firm, our balance sheet and other financial metrics will continue to be a focus of attention. As we achieve significant revenues in the coming year, we'll look to get this in line with our peers in the industry.

Organization. As you might expect, I'll be adding some people to the firm over the coming months, as we can afford them. Important support for manufacturing, operations and engineering are expected along with the manpower to both define and promote our products in marketing and to sell them to our customers.

Finally, I want to thank all of our shareholders and other stakeholders for their patience and continued support of the company. The next year will herald a new semiconductor player onto the world scene, and it will be your company, New Visual Corp.



Going to Market

Brad Ketch
Chief Marketing Officer

NEWVISUALCORPORATION

Thank you, Rich.

The experiences that he referred to in my career have shown me that despite the massive downturn in the communications industry, the demand for high-speed data services grows unabated. Nowhere else but telecom would a 20+% compound annual growth rate be called anemic. Basic business services – T1, E1, T1 IMA, DS3, E3 and above, are the bread and butter of American economic life. They are not optional, they are not going away. My long-term bet, now expressed here at New Visual, is that any investment in making the telcos sunk cost, copper, perform better financially, is a good investment to make. And I think that the biggest opportunity within that strategy now exists at the semiconductor level. And that is why I am here with you today

Introduction

- About the “Last Mile”
  - Demand for Services Keeps Rising
  - Fiber Deployment has Largely Stopped
  - We Will Fill the Gap
- Supply Chain Model

NEWVISUALCORPORATION

So with that introduction, I would like to introduce you to the business problem that New Visual is addressing. Much has been made of the "last mile", that part of the telecom network that is now understood to be the big bottleneck. Dozens of new technologies, hundreds of business plans and scores of technical standards have been introduced to help telcos improve the yield of this portion of the network. And many have worked. You may already be enjoying T1 access at work and DSL access at home.

All studies indicate that the underlying demand for communications services, both domestically and internationally, will continue to grow. Services at T1 rates and above have slowed to "just" 20+% annually, considered hypergrowth anywhere else. And internationally, rates are much higher. New services are compounding the growth. T1 IMA, Gigabit ethernet, ATM Managed Services, Frame Relay Managed Services and other tarriffed offerings are driving previously unknown demand. A single half hour of streamed video is the equivalent of a year and a half of email.

Through the late 90's, the response by telcos has been fiber. Fiber, with its limitless capacity and indifference to distance, was seen as the magic bullet. Billions of dollars of capital expense went into the trenching and laying of new fiber routes everywhere around the world. Everywhere, that is, except to the people who need it in the office buildings. Today, in the US, only five to seven percent of the buildings have fiber access. And internationally, the number is much lower.

NEWVISUALCORPORATION

You will not find much optimism out there that the telcos will restart the fiber buildout. Enormous debt is constricting the capital that they need to trench fiber, at a half a million dollars per mile. Seemingly overnight, the focus has shifted to an intense interest in getting more out of the copper that is already in place.

So on one hand, we have hyper growth of services that are best met by fiber, and on other hand, a lack of it where it is needed. This gap is the gap that we are aimed at. We want to give the telcos the best of both worlds – the ability to sell fiber-based services over copper.

We are in the late stages of developing technology designed specifically to address the access problems described above for a variety of differentiated products and service applications. The technology's wideband approach combined with its elegant and innovative characterization of noise, affords the ability to provide faster speeds out to greater distances than any other known solution. We will market a suite of products derived from this innovation to chipmakers, equipment makers, and service providers in the telecommunications industry throughout the world.

Now an important outgrowth of our focus as a semiconductor company is that we will have an indirect supply chain model. Though we certainly hope that SBC uses lots of our chips, we don't think that we will ever sell them even one. They buy from existing suppliers, with long standing relationships and carefully deployed embedded bases. Our strategy is to come along side the Alcatels, the AFC, the Siemens, Nortels and Lucents of the world and give them a chipset that they can put on their printed circuit boards that fit into the slots of the chassis that are already out there.

NEWVISUALCORPORATION

The Product

- Integrated Circuit
  - FPGA
  - ASIC
- Software
  - Licensing Opportunities



NEWVISUALCORPORATION

Our prototype FPGA design currently in development will serve as the core platform. From here we will make several Application Specific Integrated Circuit, or ASIC, products for a variety of applications in at least three large markets. This strategy allows for a very efficient initial R & D effort, as much of the system level design, verification, and debugging will be utilized in multiple applications. Here is a picture of the completed circuit card that will carry the FPGAs into lab tests this year. Ultimately, the FPGAs will be reduced to a few ASICs. The exact number and geography of those ASICs are still being determined

To date, New Visual has not released much detailed technical information about the science behind these ICs. We will in the coming weeks be able to talk about the patented and the patent-pending technologies as we move to market. You will begin to hear more about our unique Multi-Wide Band carrier which uses a small number of bands to reach further and faster than other carriers. We will describe our methodology for measuring and adjusting for noise, which is the most significant impairment on a copper line that causes data rates to fall. And we will show how our very short frame length contributes to our immunity to noise impairment.

NEWVISUALCORPORATION

This new science is encapsulated in the ASICs that we will sell to what we have termed the “platform providers”. New Visual will also create reference designs so that our partners can use our chips to get to market quickly.

The software stacks that we are developing will let the platform partners quickly insert our chips into their systems. All of the platforms have complex and embedded software systems. We are creating the hooks that these systems need in order to operate.

Our software should give rise to licensing opportunities. Though they will never drive huge revenues, they should drive high margins. At the least, our software can help make New Visual’s chips “sticky” enough that we cannot be easily displaced by a competitor.


Field Programmable
Gate Arrays
(FPGAs)

NEWVISUALCORPORATION

This animated chart shows how our technology is nested inside other technologies in order to finally unlock high-speed services to consumers.

1. Our prototype FPGA design currently in development will serve as the core platform. You see pictured here the circuit card that will carry the FPGAs into lab trials.

2. The platforms are the digital loop carriers, DSLAMS, fiber optic terminals, ATM routers and any other equipment that resides at the edge of the network. I will mention parenthetically that while our main applications are at the copper edge, there are also markets in the fiber core and in the customer premise that are open to us. These platforms are already in place. All of the new and several of the old ones have backplanes that are large enough to process services that our transmission technology is capable of delivering. We have had preliminary discussions with all of the world's largest platform partners, and have received very encouraging feedback.

NEWVISUALCORPORATION


Farther
Faster

NEWVISUALCORPORATION

3. I am showing, merely for illustration purposes, a widely deployed digital loop carrier. It has a fiber optic link to the rest of the network, most likely a central office. It is typically found in office parks, suburban strip malls, and neighborhoods. It has a wide variety of drop-side interfaces, like voice, ISDN, special services, T1, T1 IMA, DS3, OC3 and others. Almost all of the drop-side facilities that leave the remote terminal in a DLC system are copper. We envision our products on a card that fits into the RT of a DLC.

4. End users are linked to the RT of the DLC via copper. In this case, we are showing a LAN.

5. With New Visual, the existing copper can support data speeds that are faster, and over longer distances than before.

NEWVISUALCORPORATION

The Carrier's Business Case



Cost ($MM)
$3.0
$2.0
$1.0
$0.25
$0.005
Fiber Installation Cost
Reduced CapEx
Extending Fiber Speeds Over Copper
2000
4000
6000
8000
10000
Distance from the CO, in feet

NEWVISUALCORPORATION

The challenges of selling to the carriers are well documented. Dozens of equipment manufacturers have closed their doors or sold off their assets because they failed to develop a compelling value proposition for the wireline carriers who actually own the copper. Let's distinguish the copper owners (like Qwest) from the copper leasers (like Covad). The copper owners are driven by a different set of economics, a set that we at New Visual understand.

Let me give you an example:

Widget Inc. is a 1,000-employee plant on the outskirts of Anytown. Anytown Telco is currently selling Widget eight T1 circuits that Widget uses to transport voice, data and video traffic to its customers, suppliers, remote employees and financial partners. Widget's eight T1's have recently begun bearing more traffic, and have hit 90% utilization. Widget is discussing adding a ninth and tenth T1 with Anytown Telco's sales representative.

Widget is currently paying $1,200 per month per T1, for a total existing bill of $9,600 per month. T1's #9 and #10, each at $1,200, will bring their monthly bill to $12,000. But Widget notices during the negotiation with Anytown Telco, however, that it can buy a single DS3 for $10,000 per month – a 20% savings. Widget is attracted to the other features of a single DS3, like the facts that it can carry 28 T1's, and that it can be managed easier. Widget places their order canceling the existing and planned T1's and ordering a DS3.

At Anytown Telco, this new order is not greeted with enthusiasm. Financially, it is a disaster. The T1's were actually provisioned over a bundle of copper wires that were first trenched into Widget's building in 1979. Hundreds of wires had been run from Anytown Telco's central office in the city core out to Widget's plant, 2 miles away, in anticipation of continued growth in T1 service. With the copper plant fully depreciated, and the maintenance cost of a T1 near zero, Anytown was making 90% gross profits on Widget's eight T1 lines.

To fulfill the DS3 order, Anytown Telco will buy two Fiber Optic Terminals equipped with one DS3 each, dispatch a Technician to provision and administer the line, and trench fiber, for a total Cap Ex of $950,000. Anytown's per month amortization expense is $16,000. Their revenue per DS3 per month is $10,000, so they lose money to the tune of $6,000 per month. I don't care how you account for capital expenditures, this is a bad deal.

But fortunately for Anytown Telco, their engineer has just become aware of New Visual. The salesman from the equipment manufacturer has just told him about a new circuit pack that can be placed into the existing digital loop carrier that has been servicing Widget Inc for three years. This card, which has our technology inside, can generate a DS3 across the existing copper plant. Now, to fulfill the DS3 order, Anytown will buy two line cards, buy a repeater, and dispatch a technician, for a total Cap Ex of $5,100. Anytown's per month amortization expense is $85. Their Revenue per DS3 per month is $10,000, so they make money to the tune of $9,915 per month. I still don't care how you account for capital expenditures, this is a great deal.

NEWVISUALCORPORATION

Telcos are actively looking for this type of compelling technology solution. This is the difference between spending $950,000 and spending $5,000. And this is why we are receiving such a warm reception at the platform partners.

So to wrap up, we are excited about going to market. We have defined several large marketplaces, have put a fine point on the business case, and have secured the interest of large platform partners. Thank you.



Taking Copper to the Limit

Dr. David Greaves
Member, Advisory Board

NEWVISUALCORPORATION

NEWVISUALCORPORATION

Introduction

- Math, Modeling and Technology
- About Me
- Modem Research Team
  - Michael Propp/ANI Team - Boston
  - Alberto Fernandes - Cambridge
  - Bruce McLeod – Santa Clara
  - David Greaves, Walter Chen - TAB.

NEWVISUALCORPORATION

Developments Taking Place in the Field as a Whole

- Iterative Forward Error Correction
- A posteriori demodulation
- Generalized Turbo principle
- Enhanced Equalizer Training Algorithms

NEWVISUALCORPORATION

Recent environmental modeling advancements

- Impulsive noise models
- Detailed Cable Crosstalk Models
- Foreign Interferers
- Crosstalk cancellation

NEWVISUALCORPORATION

Recently Applied New System-Level Techniques

- Efficient timing recovery and Synchronization with other services
- Dynamic noise tracking
- Cooperative power back-off
- Fast-retransmission for BEC
- MIMO
- Aggressive Cable Plant Spectral Management

NEWVISUALCORPORATION

Multi-Wide Band

- Design parameters being optimized
- Few channels
  - avoids inefficiencies of too many channels
  - but provides sufficient flexibility and adaptability
- Duplexing using time domain (instead of Zipper etc)
- Symmetric or Asymmetric operation supported
- Advanced time-frequency domain equalizer, from Adaptive with very rapid adaptation to non-stationary noise.

Service Interfaces Provided

- Circuit Emulation : n by T1, fractional T3 E3
- Ethernet and Frame
- ATM (Utopia)
- MPEG transport stream later with market pull

NEWVISUALCORPORATION

Recent Work Items Completed

- **All work done in MatLab**
- **Advanced simulation environment - enhanced FSAN**
- **Latest noise models from BTexact and elsewhere**
- **Completed simulation of design**
- **FPGA-based demonstrator**
- **Few technical problems envisaged in ASIC development**

NEWVISUALCORPORATION


NVC MANAGEMENT
DEVELOPMENT TEAM
NV Technology
Cambridge University
Adaptive Networks
Zaiq Technologies
DEVELOPMENT TEAM
Walter Chen, PhD
Michael Propp, PhD.
Rich McAndrew
David Greaves, PhD
Alberto Fernandez
DJG
ADVISORY
W Ch
K Mc
M Pr
BOARD
R Mc

Advisory Board: Dr. Henry Beck (Chairman), Dr. David Greaves,
Dr. Walter Chen, Ken MacLeod, Dr. Michael Propp, Rich McAndrew, Arthur Iger